Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made effective as of this 1st day of November 2021 (the “Effective Date”), by and between Liberated Syndication, Inc., a Nevada corporation (the “Company”) and Bradley Tirpak, an individual residing in Colorado (the “Employee”). The Company and the Employee are collectively referred to herein as the “Parties” and each individually referred to as a “Party.”

RECITALS

WHEREAS, the Company has reviewed and considered the Employee’s qualifications and desires to employ the Employee pursuant to the terms of this Agreement and the Employee desires to accept such employment pursuant to the terms of this Agreement; and

WHEREAS, during the Employee’s employment with the Company, the Employee will become acquainted with technical and nontechnical information which the Company has developed, acquired and uses, or which the Company will develop, acquire or use, and which is commercially valuable to the Company and which the Company desires to protect, and the Employee may contribute to such information through inventions, discoveries, improvements or otherwise.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, and further in consideration of the salary, wages or other compensation and benefits to be provided by the Company to the Employee, and for additional mutual covenants and conditions, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Company and the Employee agree as follows:

AGREEMENT

1. Duties. Effective as of November 1, 2021 (the “Start Date”), the Company will employ the Employee as its Chief Executive Officer (“CEO”), reporting to the Company’s Board of Directors (the “Board”), pursuant to the terms and conditions set forth in this Agreement. The Employee will perform such duties and responsibilities for the Company as may be assigned to the Employee from time to time consistent with the Employee’s position. The Employee shall devote substantially all of his working time to the Company and perform his duties hereunder faithfully and to the best of his abilities and in furtherance of the business of the Company and to the promotion of its interests. Notwithstanding the foregoing, the Parties agree that Employee shall be permitted to continue to serve as a member of the board of directors of TSR, Inc. and Barnwell Industries, Inc. and as a trustee of the HALO Trust. The Employee agrees not to serve on any other boards without prior approval by the Company. The Employee shall follow applicable policies and procedures adopted by the Company from time to time, including without limitation the Company’s Code of Business Conduct and Ethics, Employee Handbook and other Company policies, including those relating to business ethics, conflict of interest, non-discrimination and non-harassment.

The Company agrees to nominate and recommend to the stockholders the Employee be elected as a director at each Annual Meeting of Stockholders while the Employee serves as CEO. The Employees term as director will expire if he is not re-elected by the stockholders. The Executive hereby agrees to serve as a member of the Board (including as Chairman of the Board if appointed to that position) without additional compensation.

2. Term of Employment. Unless terminated at an earlier date in accordance with Section 8, the term of the Employee’s employment hereunder shall be for a three year and two month term beginning on the Start Date and ending on December 31, 2024 (the “Initial Term”). On December 31, 2024, and each subsequent anniversary (each such date being hereinafter referred to as a “Renewal Date”), the term of the Employee’s employment hereunder shall automatically be extended for an additional one-year period (each a “Renewal Term”) unless the Company notifies the Employee in writing at least ninety (90) days prior to the applicable Renewal Date that the Company does not wish to extend this Agreement beyond the Initial Term or Renewal Term, as applicable. The “Term” shall mean the Initial Term and any additional Renewal Terms. If the Employee remains employed by the Company after the Term ends for any reason, then such continued employment shall be according to the terms and conditions established by the Company from time to time (provided that any provisions of this Agreement that by their terms survive the termination of the Term shall remain in full force and effect).

3. Salary. While the Employee is employed by the Company during the Term, the Company agrees to pay and the Employee agrees to accept, in accordance with the provisions contained herein, as compensation for performance of his duties and obligations to the Company hereunder, a Salary at an annual rate initially set at $120,000. The Compensation Committee shall review the Salary annually. Provided the Employee remains employed by the Company on such dates, beginning on the first anniversary of the Start Date, the Salary shall be increased to no less than $130,000, and on the second anniversary of the Start Date, the Salary shall be increased to no less than $140,000. Such Salary shall be payable in accordance with Company payroll policy, less usual, customary and the applicable government mandated payroll deductions. All amounts described in this Section shall be referred to in this Agreement collectively as the Employee’s “Salary”.

4. Stock.

(a) On the Start Date, the Company shall issue to the Employee an initial grant of a 40,000 shares of Restricted Stock (as defined in the Company’s 2018 Omnibus Equity Incentive Plan (the “Stock Plan”) but not issued under the Plan) that fully vest 90 days from the date of this Agreement.

(b) On the Start Date, the Company shall issue to the Employee 150,000 of Restricted Stock that will vest in equal instalments of 50,000 shares on each the anniversary of the Start Date: 50,000 shares shall vest on November 1, 2022, 50,000 shares shall vest on November 1, 2023, and 50,000 shares shall vest on November 1 2024.

(c) On the Start Date, the Company shall issue the Employee a Performance Stock Unit Award (as defined in the Stock Plan), of 20,000 shares of Common Stock that vest upon the Company’s Common Stock closing at or above $7.50 per share for 30 consecutive trading days prior to the end of the Initial Term.

(d) On the Start Date, the Company shall issue the Employee a Performance Stock Unit Award of 40,000 shares of Common Stock that vest upon the Company’s Common Stock closing at or above $10.00 per share for 30 consecutive trading days prior to the end of the Initial Term.

(e) On the Start Date, the Company shall issue the Employee a Performance Stock Unit Award of 60,000 shares of Common Stock that vest upon the Company’s Common Stock closing at or above $15.00 per share for 30 consecutive trading days prior to the end of the Initial Term.

(f) On the Start Date, the Company shall issue the Employee a Performance Stock Unit Award of 100,000 shares of Common Stock that will vest upon the Company’s Common Stock closing at or above $20.00 per share for 30 consecutive trading days prior to the end of the Initial Term.

(g) On the Start Date, the Company shall issue the Employee a Performance Stock Unit Award of 20,000 shares of Common Stock that will vest upon the stock being up-listed to the NASDAQ or NYSE market prior to the end of the Initial Term.

(h) On the Start Date, the Company shall issue the Employee an award of 150,000 Incentive Stock Options (the “Options”) (as defined in the Stock Plan), that vest in equal instalments on each anniversary of the Start Date: 50,000 Options vest on November 1, 2022, 50,000 Options vest on November 1, 2023, 50,000 Options vest on November 1, 2024. The Options will have a five-year life and an exercise price of $4.00 or the last traded price as of the date of this Agreement, whichever is higher.

(i) Annually, the Company shall issue the Employee a Performance Stock Unit Award of up to 50,000 shares of Common Stock per year (the “Annual Performance Stock Awards”) upon the filing of each year’s Annual Report on Form 10-K with the Securities and Exchange Commission. The Annual Performance Stock Unit Awards are subject the Employee and the Company achieving pre-agreed upon performance metrics as evaluated and determined by the Compensation Committee in its sole discretion.

(j) The Employee shall hold and shall not sell or transfer any vested Performance Stock Unit Awards and Restricted Stock Awards until the end of the Initial Term of Employment.

(k) The Restricted Stock Award, Restricted Stock Unit Award, Restricted Performance Stock Award, Incentive Stock Options and Performance Stock Award described in this section are hereinafter referred to collectively as the “Stock Awards.” Except as is provided in subsection (a) above and otherwise as is provided in this Agreement, the Stock Awards shall be issued under and subject to the terms of the Stock Plan. Notwithstanding any contrary provisions of the Stock Plan, for purposes of determining whether Employee has incurred a Termination of Service under the Stock Plan in relation to the Incentive Stock Options issued to him under Section 4(g) of this Agreement, if Employee incurs a termination of employment under this Agreement and is (or then becomes) a Director or Consultant of the Company or an Affiliate, Employee shall not be considered to have insured a Termination of Service with respect to such Incentive Stock Options until such time as he shall cease to be a Director or Consultant of the Company or an Affiliate.

5. Annual Discretionary Bonus.

(a) For each calendar year during the Term, the Employee shall be eligible to receive incentive compensation (each an “Annual Discretionary Bonus”) as reasonably determined by the Board. The Company’s determination of the Employee’s eligibility for an Annual Discretionary Bonus for any calendar year shall be discretionary after considering the achievement of performance objectives (which may include corporate, business unit or division, financial, strategic, individual or other objectives) that shall be determined by the Company for each calendar year. The Employee’s target Annual Discretionary Bonus shall be the greater of $62,500 or 25% of the Salary and will be payable at the Company’s election in cash or stock. The Annual Discretionary Bonus will be prorated for calendar year 2021 to reflect the Employee’s partial year of service. To earn an Annual Discretionary Bonus for any particular calendar year during the Term, the Employee must be actively employed by the Company as of December 31 of the calendar year to which such Annual Discretionary Bonus pertains (and, for the avoidance of doubt, if the Employee is not so employed at such time, in no event shall the Employee have been considered to have “earned” or “accrued” any Annual Discretionary Bonus or portion thereof with respect to the calendar year in question). To the extent portions of the Annual Discretionary Bonus are objective based on attaining certain milestones, to the extent the milestone(s) are achieved, that portion of the Annual Discretionary Bonus shall be deemed earned as of the date that such milestone is achieved. The Company will pay any earned Annual Discretionary Bonus to the Employee within 10 days of the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission in the year following the calendar year to which such earned Annual Discretionary Bonus pertains, provided that in no event later will any earned Annual Discretionary Bonus be paid later than December 31st of the year following the calendar year to which such earned Annual Discretionary Bonus pertains. The achievement of any performance objectives and the Employee’s Annual Discretionary Bonus shall be determined each year by the Board (excluding the Employee from any such Board decisions to the extent he is then a member of the Board).

(b) Notwithstanding any other provisions in this Agreement to the contrary, the Employee hereby acknowledges and agrees that incentive-based compensation (including the Stock Awards and the Annual Discretionary Bonus) paid or awarded to the Employee is subject to repayment by the Employee in the event the Company is required to prepare an accounting restatement (“Restatement”) due to the material noncompliance of the Company with any financial reporting requirements under federal and state securities laws for any period during which the

Employee was the CEO (the “Clawback”). Such Clawback shall only apply to a maximum of three (3) years preceding the date on which the Company is required to prepare the Restatement, but in no event shall include any period during which the Employee was not employed as the CEO of the Company. This Clawback shall be implemented in accordance with the rules of the Securities and Exchange Commission as promulgated.

(c) The Employee hereby agrees that the Company shall be entitled to the Clawback, and the Employee agrees to repay the Company up to the total value of the incentive awards, if the Restatement has resulted directly from (i) the willful failure of the Employee to substantially perform his duties hereunder; (ii) the engaging by the Employee in material dishonesty or other misconduct materially injurious to the Company; or (iii) the commission of fraud by the Employee, as determined by a reputable public accounting firm acting as a neutral third party.

6. Expenses. All reasonable travel and other expenses incidental to the rendering of services by the Employee, including up to $1000 per month to rent an office, and reasonable reimbursement for executive coaching, hereunder shall be paid by the Company, subject to the Company’s policies and procedures regarding expense verification and documentation.

7. Benefits.

(a) Benefits. While the Employee is employed by the Company during the Term, the Employee shall be entitled to participate in the retirement plans, health plans, and all other employee benefits made available by the Company to its salaried and executive employees, and as they may be changed from time to time. The Employee acknowledges and agrees that the Employee will be subject to all eligibility requirements and all other provisions of these benefits plans, and that the Company is under no obligation to the Employee to establish and maintain any employee benefit plan in which the Employee may participate. If the Board of Directors makes a stock matching plan available to employees, the Employee shall be eligible to participate. The terms and provisions of any employee benefit plan of the Company are matters within the exclusive province of the Board, subject to applicable law.

(b) Paid Time Off. While the Employee is employed by the Company during the Term, the Employee shall be eligible for paid time off in accordance with the Company’s policies then in effect for salaried employees. Paid time off may be used for illness or other personal business, or as vacation time off at such times so as not to materially disrupt the operations of the Company, or as required under applicable law.

(c) Indemnification. To the fullest extent permitted under law, the Company shall indemnify the Employee in the event the Employee is a party, or is threatened to be made a party, to any threatened, pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the Employee is an officer or director of the Company or any Affiliate, or is or was serving at the request of the Company as a director, or officer (or in any capacity equivalent to any of the foregoing) of another corporation, company, joint venture, trust or other enterprise (all of the foregoing being herein collectively referred to as “Covered Capacities”), against expenses

(including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Employee in connection with such action, suit, or proceeding if the Employee acted in good faith and in a manner the Employee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Employee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or pleas of nolo contendere or its equivalent, shall not of itself create a presumption that the Employee did not act in good faith or did not act in a manner which the Employee reasonably believed to be in and not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that the Employee’s conduct was unlawful.

8. Termination. The Employee’s employment with the Company is at-will. The

Employee’s employment and the Term shall terminate immediately upon:

(a) the Employee’s receipt of written notice from the Company of the termination of the Employee’s employment or notice of non-renewal of the Agreement provided in accordance with Section 2 (or effective on such later date specified in such written notice from the Company);

(b) the Employee’s abandonment of employment or voluntary resignation for any reason, including as a result of providing notice of non-renewal of the Agreement in accordance with Section 2 (or effective on such later date specified in such written notice from the Employee);

(c) the Employee’s Disability (as defined below); or

(d) the Employee’s death.

The date upon which the Employee’s termination of employment with the Company is effective is the “Termination Date.”

9. Effect of Termination.

(a) Termination by the Company for Cause or Due to the Employee’s Death . If the Employee’s employment hereunder is terminated due to the Employee’s death or for Cause (as defined herein), the Company shall pay the Employee his full Salary and other benefits accrued through the Termination Date at the rate then in effect, any unvested portion of the Stock Awards will not vest and will be forfeited, and the Company shall have no further obligations to the Employee under this Agreement. For purposes of this Agreement, the Company shall have “Cause” to terminate the Employee’s employment upon (i) the failure of the Employee to substantially perform his duties hereunder (it being understood that the success or non-success of such duties are not valid reasons for termination for Cause); (ii) the engaging by the Employee in fraud, embezzlement, or misappropriation or other misconduct that is materially injurious to the Company; (iii) the commission by the Employee of a felony (whether or not involving the Company(iv) a material breach by the Employee of this Agreement; (v) the Employee’s material violation of the Company’s Code of Business Conduct and Ethics, Employee Handbook or other material written policy, as reasonably determined by the Board, or (vi) gross negligence in the performance of the duties of the Employee for the Company that is materially injurious to the Company; provided, however, that the Company shall allow you fifteen (15) business days after the date written notice of the alleged breach is provided to you to cure such breach.

(b) Termination by the Employee. If the Employee’s employment hereunder is terminated due to the Employee’s resignation for other than Good Reason (as defined below), the Company shall pay the Employee his full Salary and other benefits accrued through the Termination Date including any earned Annual Discretionary Bonus at the rate then in effect, any unvested portion of the Stock Awards will not vest and will be forfeited, and the Company shall have no further obligations to the Employee under this Agreement.

(c) Termination by the Employee with Good Reason. “Good Reason” shall mean any one or more of the following without Employee’s advance written consent: (a) any reduction in Employee’s Salary; (b) change in title or material diminution of duties/responsibilities or reporting relationship; and (c) Company’s material breach of this Agreement. If the Employee’s employment hereunder is terminated due to the Employee’s resignation for Good Reason, the Employee shall receive the same benefits as if the Company Terminated the Employee Without Cause in Section 9 (e).

(d) Termination by the Company Due to the Employee’s Disability. During any period that the Employee is prevented from performing his duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive his Salary, earned Annual Discretionary Bonus and benefits in the amounts or rates in effect upon the commencement of his disability (less any amounts payable to the Employee under any Company disability insurance policy or plan) and subject to the terms and conditions of any benefit policies and plans, until the Employee’s employment hereunder is terminated by the Company as a result of Disability. For purposes of this Agreement, “Disability” means the Employee’s incapacity due to physical or mental illness, if as a result of such incapacity the Employee is absent from his duties hereunder for ninety (90) consecutive business days. Upon termination of the Employee’s employment as a result of his Disability, any unvested portion of the Stock Awards will not vest and will be forfeited, and the Company shall have no further obligations to the Employee under this Agreement.

(e) Termination by the Company Without Cause, Termination by the Employee with Good Reason, or Termination by Mutual Agreement to Name a Successor during Term. If the Employee’s employment hereunder is terminated by the Company without Cause, or by Employee for Good Reason, or by Mutual Agreement to Name a Successor, the Company shall pay the Employee his full Salary and other benefits accrued through the Termination Date at the rate then in effect. In addition:

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Employee agrees to make himself available for 15 hours per week for three months as a consultant to the Company, at the Company’s discretion, subject to the terms agreed upon by Employee and Company.

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Subject to the conditions described in Section 9(f), the Company will provide the following severance benefits (“Severance”): (i) severance pay equal to three (3) months of the Employee’s then-current Salary, less all legally required and authorized deductions and withholdings, to be paid in a lump sum following the expiration of the rescission period identified in the Release (as defined in Section 9(f)) and (ii) an amount equal to the previous year’s Annual Discretionary Bonus prorated for the number of days from the beginning of the current fiscal year through the Termination Date.

(f) Notwithstanding any contrary provision of the Stock Plan, but subject to the conditions described in Section 9(f): (i) vesting of the Restricted Stock Unit Award in Section 4(b) shall be determined as if the Employee had continued to be employed under this Agreement through the subsequent anniversary of the Start Date (ii) the Performance Stock Unit Awards in Section 4(e) and 4(f) will remain in effect and be earned if the milestones are achieved by December 31, 2025, (ii) the Company will award the Employee a Performance Stock Unit Award of 60,000 shares of Common Stock that will vest upon the Company’s Common Stock closing at or above $25.00 per share for 30 consecutive trading days prior to December 31, 2025, (iv) the Performance Stock Unit Award described in Section 4(h) shall be vested if the Company is up- listed to the NASDAQ or NYSE market prior to December 31, 2024, (v) a fraction of the Annual Performance Awards Shares provided to Employee under Section 4(i) of this Agreement shall be vested, prorated for the number of days from the beginning of the current fiscal year through the Termination Date.

Any unvested portion of the Stock Awards not covered in Section 9(f) will not vest and will be forfeited if the Employee service is terminated and he is not asked by the Board to remain a Director.

(g) Conditions to Receive Severance Pay and Benefits. Notwithstanding the foregoing provisions of this Section 9, the Company will not be obligated to provide the severance benefits under Sections 9(e) and 9(f) to the Employee unless (i) the Employee signs a release of claims in favor of the Company in a form to be prescribed by the Company (the “Release”), (ii) all applicable consideration periods and rescission periods provided by law with respect to the Release have expired without the Employee rescinding the Release, and (iii) the Employee is in strict compliance with the terms of this Agreement and any other written agreement between the Employee and the Company.

10. Proprietary Rights.

(a) Work Product. The Employee hereby expressly agrees that all research discoveries, inventions and innovations (whether or not reduced to practice or documented), improvements, developments, methods, designs, analyses, drawings, reports and similar or related information (whether patentable or unpatentable, and whether or not reduced to writing), trade secrets (being information about the business of the Company or its Affiliates that are considered by the Company or the Affiliates to be confidential and is proprietary to the Company or the Affiliate, as the case may be) and confidential information, copyrightable works, and similar and related information (in whatever form or medium), that either (i) relate to the Company’s or an Affiliate’s actual business, research and development or existing or future products or services or

(ii) result from any work performed by the Employee for the Company or an Affiliate, and are conceived, developed, made or contributed to in whole or in part by the Employee within the scope of his employment or using the time, equipment and/or facilities of the Company during the Employee’s Employment (“Work Product”) shall be and remain the sole and exclusive property of the Company. The Employee shall promptly and fully communicate all Work Product to the Company. As used in this Agreement, “Affiliate” means any direct or indirect parent or subsidiary of the Company or any corporation, firm, or other entity owned by, or within the same controlled group as, the Company.

(b) Work for Hire. The Employee acknowledges that, unless otherwise agreed in writing by the Company, all Work Product eligible for any form of copyright protection made or contributed to in whole or in part by the Employee within the scope of the Employee’s employment by the Company during the Employee’s period of employment shall be deemed a “work made for hire” under the copyright laws and shall be owned by the Company.

(c) Assignment of Proprietary Rights. The Employee hereby assigns, transfers and conveys to the Company, and shall assign, transfer and convey to the Company, all right, title and interest in and to all inventions, ideas, improvements, designs, processes, trademarks, service marks, trade names, trade secrets, trade dress, data, discoveries and other proprietary rights in and of the Work Product (the “Proprietary Rights”) for the Company’s exclusive ownership and use, together with all rights to sue and recover for past and future infringement and misappropriation thereof, provided that if an Affiliate of the Company is the owner thereof, such assignment, transfer and conveyance shall be made to such Affiliate, which shall enjoy exclusive ownership and use, together with all rights to sue and recover for past and future infringement and misappropriation thereof.

(d) Further Instruments. At the request of the Company (or its Affiliates, as the case may be), at all times during the Employee’s employment and thereafter, the Employee will promptly and fully assist the Company (or its Affiliates, as the case may be) at the Company’s sole cost and expense (including but not limited to reasonable attorney’s fees actually incurred in the review and negotiation of such documents) in effecting the purpose of the foregoing assignment, including, but not limited to, the further acts of executing any and all documents necessary to secure for the Company (or its Affiliates, as the case may be) such Proprietary Rights and other rights to all Work Product and all confidential information related thereto, providing cooperation and giving testimony.

(e) Inapplicability in Certain Circumstances. The Company expressly acknowledges and agrees, and the Employee is hereby advised, that this Section 10 does not apply to any Work Product for which no equipment, supplies, facilities or trade secret information of the Company was used and which invention was developed entirely on the Employee’s own time, unless the invention (i) relates to the business of the Company or to the Company’s actual research or development or (ii) results from or is suggested by any work performed by the Employee for the Company.

(f) Ownership and Covenant to Return Documents. The Employee agrees that all Work Product and all documents or other tangible materials (whether originals, copies or abstracts), including, without limitation, price lists, quotation guides, outstanding quotations, books, records, manuals, files, sales literature, training materials, customer records, correspondence, computer disks or print-out documents, contracts, orders, messages, phone and address lists, invoices and receipts, and all objects associated with them, which in any way relate to the business or the affairs of the Company or its Affiliates, either furnished to the Employee by the Company or an Affiliate or prepared, compiled or otherwise acquired by the Employee during his employment, whether before or after the Start Date, shall be the sole and exclusive property of the Company or such Affiliate. The Employee shall not, except for the benefit of the Company or otherwise within the scope of his employment duties, use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the facilities of the Company, nor use any information concerning them except for the benefit of the Company, either during the Term or thereafter. The Employee agrees that he will deliver all of the aforementioned documents and objects that may be in his possession to the Company upon termination of his employment with the Company, or at any other time upon the Company’s request, together with a written confirmation of compliance with the provisions of this Section 10(f).

(g) Non-Disclosure Covenant. During the Employee’s employment and at all times thereafter, the Employee shall use his reasonable efforts and reasonable diligence to protect and safeguard from disclosure to any “unauthorized person” or use for the benefit of the Employee or any person or entity other than the Company or otherwise within the scope of his employment and as required under Section 11 of this Agreement, any Work Product or any other confidential or proprietary knowledge or information that the Employee may acquire while employed by the Company (whether before or after the Start Date) relating to (i) the financial, marketing, sales and business plans and affairs, financial statements, analyses, forecasts and projections, books, accounts, records, operating costs and expenses and other financial information of the Company or its Affiliates, (ii) internal management tools and systems, costing policies and methods, pricing policies and methods of doing business, of the Company or its Affiliates, (iii) customer, sales, customer requirements and usages of the Company or its Affiliates, (iv) agreements with customers, vendors, independent contractors, employees and others of the Company or its Affiliates, (v) existing and future products or services and product development plans, designs, analyses and reports, of the Company, (vi) computer software and databases developed for the Company or its Affiliates, (vii) trade secrets, research, records of research, models, designs, drawings, technical data and reports of the Company or its Affiliates, and (viii) correspondence regarding other private or confidential matters, information or data whether written, oral or electronic, that is proprietary to the Company or its Affiliates and not generally known to the public (individually and collectively, “Confidential Information”), without the Company’s prior written permission. For purposes of this Section 10(g), the term “unauthorized person” shall mean any person who is not (a) an employee, officer, director, manager or agent of the Company for whom the disclosure of the knowledge or information referred to herein is necessary for the performance of his assigned duties, or (b) a person expressly authorized by the Company to receive disclosure of such knowledge or information. The Employee covenants to the Company that in the Employee’s performance of his duties hereunder, the Employee will violate no confidentiality obligations he or the Company or an Affiliate may have to any third persons or entities. Confidential Information shall not include information which is or has become generally known to, or readily ascertainable by, the public without the fault or omission of Employee, was known to the Employee prior to the disclosure of such information by Company or is of general industry knowledge, or was received by the Employee without restrictions as to its use from a third party who is lawfully in possession and not restricted as to the use thereof.

(h) Defend Trade Secrets Act Notice. Notwithstanding anything herein to the contrary, under the Federal Defend Trade Secrets Act of 2016, the Employee acknowledges that the Company has advised Employee that he may not be held criminally or civilly liable under any Federal or State trade secret law for his disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Employee acknowledges that the Company has also advised the Employee that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

11. Restrictive Covenants.

(a) Acknowledgements. The Employee acknowledges and agrees that by his employment and position with the Company, he will acquire intimate knowledge about the business, Confidential Information, trade secrets, customers, financial data, price and business negotiations and techniques of the Company and its Affiliates. The Employee further acknowledges that his position will allow him to form relationships with the Company’s and the Affiliates’ clients, vendors and employees, and that he will utilize the Company’s and the Affiliates’ Confidential Information, ideas, and business techniques in building such relationships.

(b) Non-Competition. During the Employee’s employment and for the twelve (12)-month period thereafter (the “Restricted Period”), for any reason and whether such termination is at the initiative of the Company or the Employee, the Employee shall not, directly or indirectly, (i) engage in or assist others in engaging in any business that is the same as, or substantially similar to, the business conducted by the Company or its Affiliates as of the date of termination of employment (the “Business”) anywhere in the United States and any other country in the world where the Company or any Affiliate is conducting business as of the date of termination of employment (the “Restricted Territory”) (except for the services he provides to the Company); or (ii) have an interest in any person or entity that engages directly or indirectly in the Business anywhere in the Restricted Territory, in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant. Notwithstanding the foregoing, the Employee may own, directly or indirectly, solely as a passive investment, securities of any person or entity traded on any national securities exchange or in the over-the-counter market if he is not a controlling person of, or a member of a company which controls, such person or entity and does not, directly or indirectly, own 2% or more of any class of securities of such person or entity.

(c) Non-Solicitation. During the Restricted Period, for any reason and whether such termination is at the initiative of the Company or the Employee, the Employee shall not, directly or indirectly, (i) solicit or interfere with the relationship between the Company or an Affiliate, on the one hand, and any of their customers, suppliers, employees, or other business relations, on the other hand; provided, however, Employee shall not be limited from soliciting customers or suppliers to the extent that such solicitation does not relate to the Business; or (ii) hire or offer employment to any person who was employed by the Company or an Affiliate during the last twelve (12) months of the Employee’s employment.

(d) Reasonableness. The Employee acknowledges that the restrictions contained in this Section 11 are reasonable and necessary to protect the legitimate interests of the Company and constituted a material inducement for the Company to enter into this Agreement.

12. Remedies.

(a) If the Employee or the Company commits a breach, or threatens to commit a breach, of any of the provisions of Sections 10 or 11 of this Agreement, the Company or the Employee, as the case may be, shall have the right and remedy, in addition to any other remedy that may be available at law or in equity, to have the provisions of Sections 10 and 11 specifically enforced through temporary, preliminary, and permanent injunctive relief by any court having equity jurisdiction, together with an accounting thereof, it being expressly acknowledged and agreed by the Employee and the Company that any such breach or threatened breach will cause irreparable injury to the other Party and that money damages will not provide an adequate remedy to the other Party. Such injunction shall be available without posting of any bond or other security. The Employee and the Company further agree that any such injunctive relief obtained by the Employee or the Company shall be in addition to, and not in lieu of, monetary damages and any other remedies to which the Employee or the Company may be entitled. Further, in the event of a breach or violation by the Employee of any of the provisions of Section 11 hereof, the Restricted Period shall be tolled until such breach or violation has been cured. The Parties agree that in the event of the institution of any action at law or in equity by either Party to enforce the provisions of Sections 10 and 11 of this Agreement, the losing party shall pay all the costs and expenses of the prevailing party, including reasonable legal fees, actually incurred in connection therewith. If any covenant contained in Sections 10 or 11 of this Agreement or any part thereof is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of such covenant or any other covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to modify such covenant to the extent necessary to render it enforceable and, in its modified form, said covenant shall then be enforceable. It is further agreed that the obligations set forth in Sections 10 and 11 of this Agreement are to be construed as separate and independent obligations and that any claim by the Employee, whether based on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Company’s rights under Sections 10 and 11 of this Agreement; provided however, to the extent Employee was terminated by the Company without Cause, if the Company fails to pay the Employee any severance pay undisputedly due in accordance with Section 9, the covenants provided for in Section 11 shall be void (and for the avoidance of doubt, the Company shall remain obligated to pay the severance pay).

(b) The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set- off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. Each Party shall be responsible for its own expenses and legal fees incurred in connection with any arbitration, however, in the event that the Employee prevails in the Arbitration, the Company agrees to pay, all legal fees and expenses which the Employee may reasonably incur as a result of any dispute or contest by or with the Company regarding the validity or enforceability of, or liability under, any provision of this Agreement, plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. In any such action brought by the Parties, the Parties voluntarily agree that any and all disputes under this Agreement, either an action at law or an action for injunctive relief, shall be settled exclusively by arbitration as set forth hereinafter. The Arbitrator may award any remedies or damages that a judge could provide under the applicable statute or law. The obligation of the Company under this Section 12 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, or otherwise).

13. Section 409A and Taxes Generally.

(a) Taxes. The Company shall be entitled to withhold on and report the making of such payments as may be required by law as determined in the reasonable discretion of the Company. Except for any tax amounts withheld by the Company from any compensation that the Employee may receive in connection with the Employee’s employment with the Company and any employer taxes required to be paid by the Company under applicable laws or regulations, the Employee is solely responsible for payment of any and all taxes owed in connection with any compensation, benefits, reimbursement amounts or other payments the Employee receives from the Company under this Agreement or otherwise in connection with the Employee’s employment with the Company. The Company does not guarantee any particular tax consequence or result with respect to any payment made by the Company.

(b) Section 409A. This Agreement is intended to provide for payments that satisfy, or are exempt from, the requirements of Section 409A, including Sections 409A(a)(2), (3) and (4) of the Code the Internal Revenue Code, as amended, and the regulations and guidance thereunder (the “Code”), and should be interpreted accordingly. In furtherance of the foregoing, the provisions set forth below shall apply notwithstanding any other provision in this Agreement:

(1) all payments to be made to the Employee hereunder, to the extent they constitute a deferral of compensation subject to the requirements of Section 409A (after taking into account all exclusions applicable to such payments under Section 409A), shall be made no later, and shall not be made any earlier, than at the time or times specified in this Agreement or in any applicable plan for such payments to be made, except as otherwise permitted or required under Section 409A;

(2) the date of the Employee’s “separation from service”, as defined in Section 409A (and as determined by applying the default presumptions in Treas. Reg. §1.409A-1(h)(1)(ii)), shall be treated as the date of the Employee’s termination of employment for purposes of determining the time of payment of any amount that becomes payable to the Employee related to the Employee’s termination of employment under Sections 9(d) or (e), and any reference to the Employee’s “Termination Date” or “termination” of the Employee’s employment in this Agreement shall mean the date of the Employee’s “separation from service”, as defined in Section

409A (and as determined by applying the default presumptions in Treas. Reg. §1.409A-1(h)(1)(ii));

(3) in the case of any amounts payable to the Employee under this Agreement that may be treated as payable in the form of “a series of installment payments”, as defined in Treas. Reg. §1.409A-2(b)(2)(iii), the Employee’s right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of Treas. Reg. §1.409A-2(b)(2)(iii); and

(4) the Parties agree that this Agreement may be amended, as may be necessary to fully comply with, or to be exempt from, Section 409A and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either Party.

14. Assignment; Successors. The rights and obligations of the Company under this Agreement shall inure to the benefit of and will be binding upon the successors and assigns of the Company. Neither Party may, without the written consent of the other Party, assign or delegate any of its rights or obligations under this Agreement except that the Company may, without any further consent of the Employee, assign or delegate any of its rights or obligations under this Agreement to any corporation or other business entity (a) with which the Company may merge or consolidate, (b) to which the Company may sell or transfer all or substantially all of its assets or capital stock or equity, or (c) any affiliate or subsidiary of the Company. Except with respect to an assignment under Section 14(c), after any such assignment or delegation by the Company, the Company will be discharged from all further liability hereunder and such assignee will thereafter be deemed to be the “Company” for purposes of all terms and conditions of this Agreement, including this Section 14. The Employee may not assign this Agreement or any rights or obligations hereunder. Any purported or attempted assignment or transfer by the Employee of this Agreement or any of the Employee’s duties, responsibilities, or obligations hereunder is void.

15. Dispute Resolution.

(a) Mediation. The Company and the Employee will make a good faith attempt to resolve any controversy or dispute arising out of, or relating to, this Agreement, or any alleged breach hereof, by submitting them to mediation in Pittsburgh, Pennsylvania before resorting to arbitration or any other dispute resolution procedure. The mediation of any claim or dispute must be conducted in accordance with the then-current procedures of the American Arbitration Association (“AAA”) for the resolution of employment disputes by mediation, by a mediator who has had both training and experience as a mediator of general employment and commercial matters. If the Parties cannot agree on a mediator, then the mediator will be selected by AAA in accordance with AAA’s strike list method. Within thirty (30) days after the selection of the mediator, the Company and the Employee and their respective attorneys will meet with the mediator for one mediation session of at least four hours. If the claim or dispute cannot be settled during such mediation session or mutually agreed continuation of the session, either the Company or the Employee may give the mediator and the other party to the claim or dispute written notice declaring the end of the mediation process. All discussions connected with this mediation provision will be confidential and treated as compromise and settlement discussions. Nothing disclosed in such discussions, which is not independently discoverable, may be used for any purpose in any later proceeding, unless otherwise provided by law. The mediator’s fees will be paid in equal portions by the Company and the Employee, unless the Company agrees to pay all such fees.

(b) Dispute Resolution. If any claim or dispute has not been resolved in accordance with Section 15(a), then to the extent permitted by applicable law, any controversy or dispute arising out of, or relating to, this Agreement, or any alleged breach hereof, the Parties voluntarily agree that said disputes shall be settled exclusively by arbitration in Pittsburgh, Pennsylvania, in accordance with Pennsylvania law, conducted in accordance with the Rules of the AAA then in effect. The Parties hereby consent to the jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States District Court for the Western District of Pennsylvania for all purposes in connection with the arbitration. The arbitrator shall be selected by the Employee and the Company, the Parties. In the event that the Parties cannot agree on the arbitrator within thirty (30) days following receipt by one Party of a demand for arbitration from another Party, then the Arbitrator shall be selected by the AAA. The Arbitrator shall convene a hearing no later than thirty (30) days following the selection. The arbitration award shall be final and binding upon both Parties without any right of appeal by either of the Parties. Judgment may be entered and execution issued in any court of competent jurisdiction. The mediator’s fees will be paid in equal portions by the Company and the Employee, unless the Company agrees to pay all such fees. The Parties further agree that arbitration proceedings must be instituted within one year after the claimed breach occurred, and that failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and the waiver of all claims.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

17. Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the Parties with respect to the subject matter hereof, supersede all prior understandings and agreements as to employment of the Employee, and cannot be amended, changed, modified or terminated without the written consent of the Parties.

18. Opportunity to Obtain Advice of Counsel. The Employee acknowledges that the Employee has been advised by the Company to obtain legal advice prior to executing this Agreement, and that the Employee had sufficient opportunity to do so prior to signing this Agreement. The Company agrees to reimburse Employee for legal fees incurred by Employee in connection with the review and negotiation of this Agreement and the award agreements, such amount not to exceed $8,000.

19. Waiver of Breach. No provision of this Agreement shall be deemed waived unless such waiver is in writing and signed by the Party making such waiver. The waiver by either Party of a breach of any term of this Agreement shall not operate nor be construed as a waiver of any subsequent breach thereof.

20. Notices. Any notice hereunder shall be in writing and shall be given by personal delivery or certified or registered mail, return receipt requested, to the following addresses:

If to the Employee:

Bradley Tirpak

101 Bleeker Street Unit A

New York, New York 10002

or to such other address as the Employee may have furnished to the Company in writing. If to the Company:

Brian Kibby

Compensation Committee

Liberated Syndication, Inc.

5001 Baum Boulevard

Suite 770

Pittsburgh, PA 15213

or to such other address as the Company may have furnished to the Employee in writing.

21. Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

22. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

23. Headings. The headings, titles or captions of the Sections of this Agreement are included only to facilitate reference, and they shall not define, limit, extend or describe the scope or intent of this Agreement or any provision hereof; and they shall not constitute a part hereof or affect the meaning or interpretation of this Agreement or any part thereof.

* * *

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date first above written.

EMPLOYEE

/s/ Bradley Tirpak
Bradley Tirpak

ON BEHALF OF THE COMPANY

/s/ Brian Kibby
Brian Kibby

/s/ Douglas Polinsky
Douglas Polinsky

/s/ Doug Woodrum
Doug Woodrum

/s/ Eric Shahinian
Eric Shahinian

/s/ Denis Yevstifeyev
Denis Yevstifeyev